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                                                                EXHIBIT 10.7(f)

                       SIXTH AMENDMENT TO LEASE AGREEMENT
                 DATED MAY 1, 1992, ENTERED INTO BY AND BETWEEN
             STATE OF MARYLAND FOR THE USE OF THE BOARD OF TRUSTEES
            OF THE STATE RETIREMENT AND PENSION SYSTEM, AS LANDLORD
               (SUCCESSOR LANDLORD TO EAST JEFFERSON ASSOCIATES),
                        AND MANUGISTICS, INC., AS TENANT


         THIS SIXTH AMENDMENT TO LEASE is made this 10th day of October, 1996 by and between STATE OF MARYLAND FOR THE USE OF THE BOARD OF TRUSTEES OF THE STATE RETIREMENT AND PENSION SYSTEM ("Landlord"), and MANUGISTICS, INC., a Delaware corporation (the "Tenant").

                                   RECITALS:

         R-1. GTE Realty Corporation ("Original Landlord") and Tenant entered into a Lease Agreement dated May 1, 1992 (the "Lease"), as amended by that certain First Amendment to Lease Agreement dated July 19, 1993, whereby Tenant leased from Original Landlord approximately 84,800 square feet of space in the building situated at 2115 East Jefferson Street, Rockville, Maryland, for a term commencing May 1, 1992 and ending April 30, 2002.

         R-2. Pursuant to paragraph 1(a) of Attachment B to the Lease, effective as of March 1, 1993, the Premises were expanded by adding thereto an additional 15,702 square feet of space, thereby increasing the size of the Premises to a total of 100,582 square feet of space.

         R-3. Pursuant to that certain Second Amendment to Lease Agreement dated April 13, 1994, the Premises were expanded by adding thereto an additional 3,074 square feet of space increasing the total size of the Premises to 103,656 square feet of space.

         R-4. Pursuant to that certain Third Amendment to Lease Agreement dated May 1, 1994, the Premises were expanded by 2,552 square feet of space increasing the total size of the Premises to 106,208 square feet of space.

         R-5. Pursuant to that certain Fourth Amendment to Lease Agreement dated February 27, 1995, the Premises were expanded by 2,376 square feet of space increasing the total size of the Premises to 108,584 square feet of space.

         R-6. Pursuant to a Deed dated May 5, 1995, Landlord purchased the subject building from East Jefferson Associates (successor Landlord to Original Landlord) and thereby assumed all right, title and interest as Landlord under the Lease.

         R-7. Pursuant to that certain Fifth Amendment to Lease Agreement dated September 6, 1996, the Premises were expanded by 2,215 square feet of space increasing the total size of the Premises to 110,799 square feet of space.

         R-8. Landlord and Tenant now desire to amend the Lease to further expand the Premises by adding thereto an additional 5,053 square feet of space.

    NOW, THEREFORE, in consideration of the Premises, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

         1.    Recitals. The Recitals are incorporated herein by this reference.

         2. Expansion Space. On October 1, 1996, which is the date on which the expansion space is being made available to Tenant, the Premises shall be expanded by adding


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thereto approximately 5,053 square feet of space as shown on Exhibit "A-1"
attached hereto and made a part hereof ("Sixth Amendment Expansion Space"), whereupon the Premises shall contain a total of 115,852 square feet of space. The term for Tenant's lease of the Sixth Amendment Expansion Space shall expire on April 30, 2002, which is the termination date for the Lease of the balance of the Premises to Tenant, subject to that certain renewal option contained in the Lease.

         3. Annual Base Rent. Annual Base Rent for the Sixth Amendment Expansion Space shall be Eighty-Five Thousand Nine Hundred and One Dollars ($85,901.00) (subject to increase pursuant to Paragraph 4(a)(iii) of the Lease), payable in equal monthly installments of Seven Thousand One Hundred Fifty-Eight Dollars and 42/100 ($7,158.42), in advance, commencing on March 1, 1997 and on the first day of each month thereafter.

         4. Tenant's Pro-Rata Share. Paragraph 4(b) of the Lease is hereby amended to reflect that effective October 1, 1996, Tenant's Pro-Rata Share shall be Nine-Four and Four One-Hundredths Percent (94.05%).

         5. As-Is; Improvement Allowance. Tenant, having had ample opportunity to inspect the Sixth Amendment Expansion Space, hereby accepts said space in "as-is" condition, without representation or warranty. No Improvement Allowance (as defined in the Lease) shall be due to Tenant as a result of its leasing of the Sixth Amendment Expansion Space.

         6. Commissions. Landlord shall pay a commission to Cushman & Wakefield (the "Broker") in consideration of Tenant's lease of the Sixth Amendment Expansion Space per separate agreement. Other than the Broker, each party hereto warrants that no brokers have been employed in connection with Tenant's lease of the Sixth Amendment Expansion Space.

         7. Ratification. Except as modified hereinabove, the Lease, as heretofore amended, shall be and remain in full force and effect in accordance with its terms and is ratified and accepted by the parties hereto.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Sixth Amendment to be executed as of the date first above written.

WITNESS:                            LANDLORD:

                                    STATE OF MARYLAND FOR THE USE OF THE BOARD
                                    OF TRUSTEES OF THE MARYLAND STATE
                                    RETIREMENT AND PENSION SYSTEM

                                    By: LaSalle Advisors, its authorized agent

                                        By: /s/ GEORGE W. DUKE
                                           ---------------------------------
                                            George W. Duke, Principal

/s/ PATRICIA C. THOMPSON                By: /s/ DAVID L. REAHL
-----------------------------              ---------------------------------
                                            David L. Reahl, Vice President

                                    TENANT:

                                    MANUGISTICS, INC.


/s/ ELLEN SEERY RYAN                By: /s/ JOSEPH E. BRODERICK
-----------------------------          ---------------------------------
                                       Joseph E. Broderick, Executive Vice
                                       President


09/25/96
78850

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